EXHIBIT 3.14

COMMUNICATION INTELLIGENCE CORPORATION

Amendment No. 1 to By-laws

June 17, 2010

This Amendment No. 1 (the “Amendment”) is made by Communication Intelligence Corporation, a Delaware corporation (the “Corporation”) pursuant to the By-laws (the “Original By-laws”) of the Corporation in effect on the date hereof.  The following, when duly adopted by the Board of Directors of the Corporation, shall be added to the Original By-laws:

1.           Amendments to Article II.

(a)           Amendment to Article II, Section 1(b) of the Original By-laws.  Article II, Section 1(b) of the Original By-laws is hereby amended and restated in its entirety as follows:

“(b)           Annual Meetings

(i)           Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  At each such annual meeting, the stockholders shall elect a Board of Directors (in accordance with the Corporation’s Certificate of Incorporation) to hold office until the succeeding annual meeting of stockholders after their election.  The stockholders shall also transact such other business as may properly be brought before the meeting.  To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of record.  A motion related to business proposed to be brought before any stockholders’ meeting may be made by any stockholder entitled to vote if the business proposed is otherwise proper to be brought before the meeting. However, any such stockholder may propose business to be brought before a meeting only if such stockholder has given timely notice to the Secretary of the Corporation in proper written form of the stockholder’s intent to propose such business. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation not more than ninety (90) days nor less than sixty (60) days in advance of the anniversary of the date of the Corporation’s definitive proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the Corporation not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For the purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), and the reasons for

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conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class, series and number of shares of the Corporation that are owned beneficially and of record by the stockholder and such beneficial owner; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) in such stockholder’s capacity as a proponent of a stockholder proposal.”

(ii)           Notwithstanding anything in these By-laws to the contrary: (i) no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section 1(b) shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting and (ii) unless otherwise required by law, if a stockholder intending to propose business at an annual meeting pursuant to this Section 1(b) does not provide the information required under this Section 1(b) to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or such stockholder (or a qualified representative of such stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation.  The requirements of this Section 1(b) shall apply to any business to be brought before an annual meeting by a stockholder whether such business is to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation.  The requirements of this Section are included to provide the Corporation notice of a stockholder's intention to bring business before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an annual meeting.

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(iii)           The Chairman of the Board (or such other person presiding at the meeting in accordance with these By-laws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.”

(b)           Amendment to Article II, Section 1(c) of the Original By-laws.  Article II, Section 1(c) of the Original By-laws is hereby amended by deleting the word “President” in the first sentence and inserting in lieu thereof “Chief Executive Officer”.

2.           Amendments to Article III of the Original By-laws.

(a)           Amendment to Article III, Section 2(d) of the Original By-laws.  Article III, Section 2(d) of the Original By-laws is hereby amended and restated in its entirety as follows:

“(d)           Nomination of Directors.  Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the Board of Directors must be

(i)  made by or at the direction of the Board of Directors (or any duly authorized committee thereof), or

(ii)  made by any stockholder of record of the Corporation entitled to vote for the election of directors at the applicable meeting who complies with the notice procedures set forth in this Section 2(d).  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation (A) in the case of an annual meeting of stockholders, not more than ninety (90) days nor less than sixty (60) days in advance of the anniversary of the date of the Corporation’s definitive proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the Corporation not later than the close of business on the later of (1) the ninetieth (90th) day prior to such annual meeting and (2) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, and (B) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.  Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (u) the name, age, business address and residence address of the person, (v) the principal occupation or employment of the person, (iii) the class, series and number of shares of

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capital stock of the Corporation that are owned beneficially by the person, (iv)  any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (v) the nominee’s written consent to serve, if elected, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of the Corporation that are owned beneficially by the stockholder, and (iii) a description of all arrangements or understandings between such stockholder and each person the stockholder proposes for election or re-election as a director pursuant to which such proposed nomination is being made.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

(iii)           In connection with any annual meeting of the stockholders (or, if and as applicable, any special meeting of the stockholders), the Chairman of the Board (or such other person presiding at such meeting in accordance with these By-laws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.”

(b)           Amendment to Article III, Section 2(f) of the Original By-laws.  Article III, Section 2(f) of the Original By-laws is hereby amended and restated in its entirety as follows:

“(f)           Preferred Stock Provisions

.  Notwithstanding anything to the contrary contained in these By-laws, whenever the holders of any one or more classes or series of stock issued by this Corporation having a preference over the common stock as to dividends or upon liquidation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of the stockholders, the election, the number of directors, the term of office, filling of vacancies, nominations, terms of removal and other features of all directorships shall be governed by the terms of Article FOURTH of the Certificate of Incorporation of the Corporation including, for the avoidance of doubt, any certificate of designation establishing the rights, preferences and powers of such class or series, and the resolution or resolutions establishing such class or series adopted pursuant thereto.”

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(c)           Amendment to Article III, Section 3(a) of the Original By-laws.  Article III, Section 3(a) of the Original By-laws is hereby amended and restated as follows:

“(a)           Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or the Chairman of the Board.”

(d)           Amendment to Article III, Section 3(b) of the Original By-laws.  Article III, Section 3(b) of the Original By-laws is hereby amended and restated as follows:

“(b)           Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer of the Corporation or any two (2) directors (including, if applicable, a director designated by the holders of the Corporation’s Series B Participating Convertible Preferred Stock, par value $0.01 per share).  Notice of the time and place of special meetings of the Board of Directors shall be given by the Secretary of an Assistant Secretary of the Corporation, or by any other officer authorized by the Board of Directors.  Such notice shall be given to each director personally or by telephone, mail addressed to such director at such director's address as it appears on the records of the Corporation, facsimile, email or by other means of electronic transmission.  Notice by mail shall be deposited in the United States mail, postage prepaid, not later than the fourth day prior to the date fixed for such annual meeting.  Notice by telephone, facsimile, email or other electronic transmission shall be sent, and notice given personally or by messenger shall be delivered at least twenty-four (24) hours prior to the time set for such special meeting.”

(e)           Amendment to Article III, Section 3(d) of the Original By-laws.  Article III, Section 3(d) of the Original By-laws is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof: “Reserved”.

(f)           Amendment to Article III, Section 6 of the Original By-laws.  The second sentence of Article III, Section 6 of the Original By-laws is hereby amended by deleting the term “salary” and inserting in lieu thereof “fees”.

(g)           Amendment to Article III, Section 7(a) of the Original By-laws.  Article III, Section 7(a) of the Original By-laws is hereby amended by inserting the phrase “and shall be composed in accordance with the Certificate of Incorporation” at the end of the first sentence and inserting the phrase “Subject to the Certificate of Incorporation,” in front of the first word in each of fifth and sixth sentences.

3.           Amendments to Article IV of the Original By-laws.

(a)           Amendment to Article IV, Section 1 of the Original By-laws.  The first two sentences of Article IV, Section 1 of the Original By-laws are hereby amended and restated in their entireties as follows:

“The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer.  The Board of Directors may also choose a Chief Operating Officer, a Treasurer, one or more Vice Presidents, one or more assistant Secretaries or assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary.”

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(b)           Amendment to Article IV, Sections 3 through 6 of the Original By-laws.  Article IV, Sections 3 through 6 of the Original By-laws are hereby amended and restated in their entireties and new Sections 7 through 9 are hereby added as follows:

“3.           The Chief Executive Officer

.  The Chief Executive Officer, subject to the general control of the Board of Directors, shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  Without limiting the foregoing, he or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where (i) required or permitted by law to be otherwise signed and executed, (ii) the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, or (iii) the signing and execution thereof shall be expressly delegated by the Chief Executive Officer, in his sole discretion, to some other officer or agent of the Corporation.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors.

4.           The President

.  The President shall, in the event there is no Chief Executive Officer or in the absence of the Chief Executive Officer, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer.  The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or these By-laws.  The President shall report to the Chief Executive Officer.

5.           The Vice President

.  The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his or her refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President.  The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board of Directors, Chief Executive Officer, the President, the Chairman of the Board or these By-laws. The Vice President(s) shall report to the Chief Executive Officer.

6.           The Secretary

.  The Secretary shall attend all meetings of the Board of Directors and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees, when required.  The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other

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duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, under whose supervision he or she shall act.  The secretary shall sign such instruments on behalf of the Corporation as the secretary may be authorized to sign by the Board of Directors or by law and shall countersign, attest and affix the corporate seal to all certificates and instruments where such countersigning or such sealing and attesting are necessary to their true and proper execution.  The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

7.           The Assistant Secretary

.  The Assistant Secretary, or if there be more than one, any Assistant Secretaries in the order designated by the Board of Directors (or in the absence of any designation, in the order of their election) shall assist the Secretary in the performance of his or her duties and, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

8.           The Chief Financial Officer

.  The Chief Financial Officer shall be the principal accounting officer in charge of the general accounting books, accounting and cost records and forms.  The Chief Financial Officer shall perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.  The Chief Financial Officer shall report to the Chief Executive Officer.

9.           The Treasurer and Assistant Treasurers

.  The Treasurer (if one is appointed) shall have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.  It shall be the duty of any Assistant Treasurers to assist the Treasurer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.”

4.           Amendment to Article V of the Original By-laws.  Article V of the Original By-laws is hereby amended and restated in its entirety as follows:

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“Section 1.                      Indemnification.

(a)           Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which these By-laws are in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (a) of Section 3 of this Article V, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

(b)           To obtain indemnification under this Article V, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the

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Board of Directors, a copy of which shall be delivered to the claimant or (iii) if a quorum of Disinterested Directors so directs, by a majority vote of the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within twenty (20) days after such determination.

Section 2.                      Mandatory Advancement of Expenses. To the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Corporation within thirty (30) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under these By-laws or otherwise.

Section 3.                      Claims.

(a)(i) If a claim for indemnification under this Article V is not paid in full by the Corporation within sixty (60) days after a written claim pursuant to Section 1(b) of this Article V has been received by the Corporation, or (ii) if a request for advancement of expenses under this Article V is not paid in full by the Corporation within thirty (30) days after a statement pursuant to Section 2 of this Article V and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for

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advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable expense of prosecuting such claim.  It shall be a defense to any such action that, under the General Corporation Law of the State of Delaware, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses.

(b)           If a determination shall have been made pursuant to Section 1(b) of this Article V that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (a) of this Section 3.

Section 4.                      Contract Rights; Amendment and Repeal; Non-exclusivity of Rights.

(a)           All of the rights conferred in this Article V, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the Corporation and (i) any amendment or modification of this Article V that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or Proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and (ii) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.

(b)           All of the rights conferred in this Article V, as to indemnification, advancement of expenses and otherwise, (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.

Section 5.                      Insurance, Other Indemnification and Advancement of Expenses.

(a)           The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.  To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee

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to which rights to indemnification have been granted as provided in paragraph (b) of this Section 5, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

(b)           The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of these By-laws with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

Section 6.                      Definitions; Notices.  For purposes of these By-laws:

(a)  “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(b)  “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under these By-laws.

Any notice, request or other communication required or permitted to be given to the Corporation under these By-laws shall be in writing and either delivered in person or sent by facsimile, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 7.                      Severability. If any provision or provisions of these By-laws shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of these By-laws (including, without limitation, each portion of any paragraph of these By-laws containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of these By-laws (including, without limitation, each such portion of any paragraph of these By-laws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.”

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5.           Amendment to Article VI, Section 1 of the Original By-laws.  The first sentence of Article VI, Section 1 of the Original By-laws is hereby amended and restated as follows:

“The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock.”

6.           Amendment to Article VII, Section 5 of the Original By-laws.  Article VII, Section 5 of the Original By-laws is hereby amended by inserting at the end of Section 5 the following:

“For the avoidance of doubt, the term “Certificate of Incorporation” as used herein includes any effective certificate of designation or amendment relating thereto.”

7.           Except as modified and amended in this Amendment, the Original By-laws will remain in all respects in full force and effect.

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